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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  August 27, 1997

                       EVANS WITHYCOMBE RESIDENTIAL, L.P.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                    0-22109                  86-0766007
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
 Incorporation)                                              Identification No.)

6991 East Camelback Road, Suite A-200                85251
        Scottsdale, Arizona                        (Zip Code)
(Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (602) 840-1040

                                      None
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

     On August 27, 1997, Evans Withycombe Residential, L.P., a Delaware limited partnership ("EWRLP"), and ERP Operating Limited Partnership, an Illinois limited partnership ("ERP"), entered into an Asset Contribution Agreement (the "Asset Contribution Agreement"), dated as of August 27, 1997, pursuant to which EWRLP agreed, subject to certain conditions, to contribute all of its assets to ERP (the "Contribution") in exchange for units of limited partnership interest in ERP ("ERP Units") following the Merger (as defined below). The Asset Contribution Agreement was entered into in connection with the contemplated merger ("Merger") of Evans Withycombe Residential, Inc. ("EWR"), a Maryland corporation and sole general partner of EWRLP, with and into Equity Residential Properties Trust ("EQR"), a Maryland real estate investment trust and sole general partner of ERP, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 27, 1997, between EQR and EWR. The number of ERP Units to be received by EWRLP in consideration for the Contribution shall equal the number of units of limited partnership interest in EWRLP ("EWRLP Units") outstanding immediately prior to the Contribution multiplied by 0.50 (the "Exchange Ratio"). The Contribution shall occur upon ERP giving notice to EWRLP at any time following the first to occur of (i) the date twelve months after the consummation of the Merger, (ii) the date on which EQR receives an opinion of a nationally recognized tax counsel satisfactory to it or a ruling from the Internal Revenue Service that the Contribution may be effected without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), or (iii) the date on which regulations are promulgated by the Department of the Treasury which, in the opinion of a nationally recognized tax counsel satisfactory to EQR, would permit the Contribution to occur without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of Section 368 of the Code. If ERP fails to give such notice by December 31, 1999, the Asset Contribution Agreement shall terminate and EWRLP shall have no further obligations thereunder. The Contribution is also subject to the approval of the limited partners of EWRLP.

     Four holders of EWRLP Units (the "Unit Holders") have agreed to contribute their EWRLP Units to ERP in exchange for ERP Units pursuant to a Unit Contribution Agreement (the "Unit Contribution Agreement"), dated as of August 27, 1997, between ERP and the Unit Holders. The number of ERP Units to be received by the Unit Holders immediately following the effectiveness of the Merger pursuant to the Unit Contribution Agreement shall equal the number of EWRLP Units contributed to ERP by the Unit Holders multiplied by the Exchange Ratio. Following the effectiveness of the Merger and contribution of EWRLP Units pursuant to the Unit Contribution Agreement, but prior to the effectiveness of the Asset Contribution Agreement or contribution of EWRLP Units by other EWRLP Unit holders which are anticipated to be made pursuant to an exchange offer, (i) ERP will own approximately 13.28% of the total number of EWRLP Units currently outstanding, 1% of which will represent a general partnership interest in EWRLP and (ii) EQR will own approximately 81.74% of the total number of EWRLP Units currently outstanding, 1% of which will represent a general partnership interest in EWRLP.

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ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

     The following exhibits are filed with this report on Form 8-K:


Exhibit No.                 Description
-----------                 -----------

     10(a) Asset Contribution Agreement, dated as of August 27, 1997, between ERP Operating Limited Partnership and Evans Withycombe Residential, L.P.

     10(b) Unit Contribution Agreement, dated as of August 27, 1997, by and among ERP Operating Limited Partnership and the Contributors named therein

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         EVANS WITHYCOMBE RESIDENTIAL, L.P.

                         By:  EVANS WITHYCOMBE RESIDENTIAL, INC.,
                              its general partner



Date:  August 29, 1997      By: /s/ Paul R. Fannin
                               ----------------------------------------
                                  Paul R. Fannin
                                  Senior Vice President and Chief
                                  Financial Officer, Treasurer and Secretary

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                                 EXHIBIT INDEX
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Exhibit No.                Description
-----------                -----------

10(a) Asset Contribution Agreement dated as of August 27, 1997 between ERP Operating Limited Partnership and Evans Withycombe Residential, L.P.

10(b) Unit Contribution Agreement dated as of August 27, 1997 by and among ERP Operating Limited Partnership and the Contributors named therein


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